Opinion of Willkie Farr & Gallagher
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                            Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022
                           Telephone: (212) 821-8000
                           Facsimile: (212) 821-8111




February 4, 1998



CalEnergy Capital Trust III
c/o CalEnergy Company, Inc.
302 South 36th Street, Suite 400
Omaha, Nebraska 68131

CalEnergy Company, Inc.
302 South 36th Street, Suite 400
Omaha, Nebraska 68131

Re:      CalEnergy Company, Inc.;
         CalEnergy Capital Trust III;
         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to CalEnergy Company, Inc., a Delaware corporation (the "Company"), and CalEnergy Capital Trust III, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3, as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on the date hereof (such registration statement being hereinafter referred to as the "Registration Statement"), relating to the registration under the Act of
(i) Convertible Preferred Securities (liquidation preference $50 per Trust Convertible Preferred Security) (the "Convertible Preferred Securities") representing undivided beneficial ownership interests in the assets of the Trust; (ii) the 6-1/2% Convertible Junior Subordinated Debentures due 2027 (the "Convertible Junior Subordinated Debentures") of the Company, which may be distributed under certain circumstances to the holders of the Convertible Preferred Securities; (iii) the shares of common stock, par value $.0675 per share (the "Common Stock"), of the Company, issuable upon conversion of the



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CalEnergy Capital Trust III
CalEnergy Company, Inc.
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Convertible Preferred Securities and the Convertible Junior Subordinated
Debentures; and (iv) the Preferred Securities Guarantee of the Company (as defined below).

The Convertible Preferred Securities were issued pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of August 12, 1997, among the Company, as sponsor, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and Steven A. McArthur, Craig M. Hammett and Gregory E. Abel, as the initial regular trustees (together, the "Regular Trustees"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust (the "Certificate of Trust") filed by the Delaware Trustee and the Regular Trustees with the Secretary of State of the State of Delaware on August 4, 1997; (ii) a Declaration of Trust, dated as of August 4, 1997 (the "Original Declaration"); (iii) the Declaration (including the form of the terms of the Convertible Preferred Securities annexed thereto); (iv) specimen form of Convertible Preferred Security; (v) the preferred securities guarantee agreement, dated as of August 12, 1997 (the "Preferred Securities Guarantee"), between the Company and The Bank of New York, as trustee; (vi) specimens of the Convertible Junior Subordinated Debentures, which were issued pursuant to an indenture dated as of August 12, 1997 (the "Indenture"), between the Company and The Bank of New York, as trustee; (vii) the Indenture; and (viii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Convertible Junior Subordinated Debentures and the shares of Common Stock issuable upon conversion thereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Trust and the Company, we have assumed that such




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CalEnergy Capital Trust III
CalEnergy Company, Inc.
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parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others. We have further assumed for purposes of this opinion (i) the due formation or organization, valid existence and good standing of each entity other than the Company that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization, (ii) that no event has occurred subsequent to the filing of the Certificate of Trust that would cause a dissolution or liquidation of the Trust under the Original Declaration or the Declaration, as applicable and (iii) that activities of the Trust have been and will be conducted in accordance with the Original Declaration or the Declaration, as applicable, and the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq.

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

                  1. The Preferred Securities Guarantee is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  2. The Convertible Junior Subordinated Debentures are valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with









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CalEnergy Capital Trust III
CalEnergy Company, Inc.
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         their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except to the extent that the waiver of stay or extension laws contained in Section 515 of the Indenture may be unenforceable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement and in the related Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,


/s/ Willkie Farr & Gallagher